Exhibit 99.1





Press Contact:      Jeffrey J. Leebaw
                     (732) 524-3350

Investor Contacts:  Louise Mehrotra     Stan Panasewicz
                     (732) 524-6491     (732) 524-2524




                              FOR IMMEDIATE RELEASE


    Johnson & Johnson Announces Stock Repurchase Program

     New Brunswick, NJ (March 8, 2006) - Johnson & Johnson today announced that its Board of Directors has approved a stock repurchase program, authorizing the Company to buy back up to $5 billion of the corporation's common stock. Repurchases will take place on the open market from time to time based on market conditions. The repurchase program has no time limit and may be suspended for periods or discontinued. Johnson & Johnson's adjusted average shares outstanding at year-end 2005 were 3,012.5 million on a diluted basis.
     Johnson & Johnson is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical, and medical devices and diagnostics markets. The more than 200 Johnson & Johnson operating companies employ approximately 115,600 men and women in 57 countries and sell products throughout the world.
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